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                                                                   EXHIBIT 10.16

[CLARK MATERIAL HANDLING COMPANY LOGO]


October 26, 1995



Mr. Tom Hughes, President
MANUFACTURERS DISTRIBUTION
  SERVICES, INC.
491 Main Street
Branford, Connecticut  06405

Dear Mr. Hughes:

Clark Material Handling Company ("Clark") hereby appoints Manufacturers Distribution Services, Inc. ("MDSI") as its agent solely for the limited purpose of purchasing industrial tires (collectively, the "Products") from Maine Rubber International ("Maine"), specified by part numbers and for prices as set forth in Schedule 1, attached hereto and made a part hereof, and according to product forecasts, a sample form of which is attached hereto as Schedule 2 (collectively, the "Clark Forecasts") and purchase orders, a sample form of which is attached hereto as Schedule 3 (collectively, the "Clark POs") provided by Clark to MDSI, with copies provided to Maine, for the purposes of the integration of such Products with other products supplied to MDSI to produce wheel assemblies (collectively, the "Finished Products"). It is expressly understood that this appointment is limited to purchases from Maine which are required to meet Clark's requirements for Finished Products from MDSI for a four
(4) week period from the date of each Clark Forecast (each such period an "Agency Period"), as specified in the Clark Forecasts. The Clark Forecasts shall be made on a "rolling" Agency Period; it being the intention of the parties hereto that each Clark Forecast shall represent a request by Clark that MDSI order from Maine that certain number of Products specified in each Clark Forecast for delivery to Clark during the applicable Agency Period. Any orders of Products from Maine made by MDSI which exceed Clark's requirements for Finished Products for any particular Agency Period as set forth in the Clark Forecasts shall be for the account of MDSI. Clark's liability to pay for Products from Maine and Finished Products from MDSI shall be limited to those ordered by Clark pursuant to the Clark Forecasts within the Agency Period. Unless the
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[CLARK MATERIAL HANDLING COMPANY LOGO]

Mr. Tom Hughes, President
MANUFACTURERS DISTRIBUTION
  SERVICES, INC.
October 26, 1995
Page 2



parties agree to other arrangements, Clark shall take delivery of all Finished Products ordered by Clark as specified by the Clark Forecasts within each Agency Period and shall pay MDSI for such Finished Products all in accordance with this letter agreement. MDSI shall deliver Finished Products to Clark at its Lexington, Kentucky facility (the "Clark Facility") or such other location specified by Clark in accordance with the Clark POs.

MDSI will invoice Clark for payment of the Finished Products weekly on terms not to exceed twenty-eight (28) days (collectively, the "MDSI Invoices"). MDSI will remit amounts due Maine pursuant to Maine's invoices for Products (collectively, the "Maine Invoices") and Maine shall receive such payments from MDSI within two
(2) business days of receipt of Clark's payment. In the event MDSI fails to pay Maine for Products pursuant to the Maine Invoices other than due to a nonpayment by Clark of amounts due to MDSI for Finished Products, Clark shall have the right to offset against any other amounts due to MDSI by Clark, but Clark shall remain liable to Maine for all unpaid Maine Invoices for Products ordered pursuant to the Clark Forecasts within the Agency Period. In the event Clark fails to pay MDSI for Finished Products delivered to Clark within the Agency Period according to the terms hereof, MDSI shall be relieved of the obligation to pay Maine for any and all Products made and constituting a part of the Finished Products for which Clark has failed to make payment to MDSI.

In the event Clark fails to make any payment due MDSI for Finished Products delivered to Clark within the Agency Period according to the terms hereof, Maine's recourse shall be limited to: (a) with respect to amounts due Maine pursuant to any unpaid Maine Invoice, a right of action against Clark for any and all such amounts due Maine, and (b) the right to repossess from MDSI (or Clark, as the case may be) Products which are the subject of any unpaid Maine Invoice, at the sole cost and expense of Clark; it being expressly agreed and acknowledged by Clark and Maine that under this letter agreement (i) MDSI is acting only as an agent of Clark for purposes of obtaining Products within the
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[CLARK MATERIAL HANDLING COMPANY LOGO]

Mr. Tom Hughes, President
MANUFACTURERS DISTRIBUTION
SERVICES, INC.
October 26, 1995
Page 3



Agency Period from Maine, (ii) MDSI shall not at any time take title to Products except such Products as may be for the account of MDSI as described above, and
(iii) MDSI shall have no obligation to pay Maine for Products except as set forth herein.

Clark and Maine, by their execution of this letter agreement, consent to the terms hereof and acknowledge and agree that MDSI may rely on the terms of this letter agreement in acting as Clark's agent hereunder.

Each of MDSI and Clark may terminate MDSI's status as Clark's agent hereunder at any time upon thirty (30) days' written notice to the other parties hereto. Further, MDSI may immediately revoke this appointment by written notice to Clark and Maine if Clark at any time fails to pay MDSI for amounts due hereunder during the Agency Period. Clark may immediately revoke this appointment by written notice to MDSI and Maine if at any time MDSI fails to timely pay Maine for purchases of Products made by MDSI on Clark's behalf during the Agency Period according to the terms hereof.

In connection with its appointment as Clark's agent under this Agreement, MDSI agrees as follows: (i) to inspect all Products received from Maine for correct shipments and defects, and reject any and all incorrect shipments or defective Products, and (ii) risk of loss shall remain with MDSI until the applicable Finished Products are received by Clark as herein provided. Rejected shipments and Products shall be returned to Maine, at Maine's sole risk and expense. MDSI shall insure all Products and Finished Products to their full value, and shall name Clark as an additional insured, as its interests may appear. Products and Finished Products shall be safely and securely stored, without exposure to the elements. MDSI shall be responsible for any and all damage to Products and Finished Products from the period of MDSI's receipt of such Products from Maine until the Finished Products into which such Products have been integrated have been received by Clark.
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[CLARK MATERIAL HANDLING COMPANY LOGO]

Mr. Tom Hughes, President
MANUFACTURERS DISTRIBUTION
SERVICES, INC.
October 26, 1995
Page 4



In the event of any inconsistency between the Clark POs and this letter agreement, the terms of this letter agreement shall control.

Please acknowledge below your agreement to the terms set forth herein and return all three (3) copies of this letter agreement, as executed. After receipt of all signatures, we will deliver to you and Maine a fully executed original of this letter agreement. We look forward to working together in our new relationship for our mutual benefit.

Very truly yours,

CLARK MATERIAL HANDLING COMPANY



By: /s/
    ----------------------------------
Title:  Vice President
       -------------------------------

:ksj

Attachments (3)


Accepted and Agreed:

MANUFACTURERS DISTRIBUTION          MAINE RUBBER INTERNATIONAL
SERVICES, INC.

By:  /s/                            By: /s/
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Title:                              Title:
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Date:                               Date:
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